EXHIBIT 10.2

                       HAYES LEMMERZ INTERNATIONAL, INC.
                               OFFICER BONUS PLAN

                                AWARD AGREEMENT

         AWARD AGREEMENT, entered into as of _________, 2005, between HAYES LEMMERZ INTERNATIONAL, INC., a Delaware corporation (the "Company"), and _________________(the "Executive"), an employee of the Company.

         WHEREAS, the Company desires to grant to the Executive this Award to provide financial incentive for the Executive to achieve strategic performance objectives; and

         WHEREAS, the terms of this Award are subject to the terms of the Hayes Lemmerz International, Inc. Officer Bonus Plan (the "Plan"), and any term capitalized in this Award Agreement but not defined herein shall have the meaning assigned to it in the Plan;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed and do hereby agree as follows:

         1. Award.

         (a) The Company shall pay the Executive an amount equal to the percentage determined under paragraph (b) multiplied by the Executive's Base Salary, determined using the average actual annual salary rate during the Performance Period, based on the number of days at each actual salary rate.

         (b) The percentage shall be determined based on the Executive's satisfaction (or failure to satisfy) as determined by the Committee the Performance Criteria identified in Exhibit A during the Performance Period.

         (c) The Performance Period for this Award shall be the period beginning on January 1, 2005 and ending on June 30, 2006.

         2. Certain Adjustments. The Committee in its sole discretion may amend or adjust Exhibit A or other terms and conditions of an outstanding Award.

         3. Payment. Subject to Section 4, the amount payable to the Executive under Section 1 shall be paid in cash according to the following schedule - 33-1/3% in July 2006, 33-1/3% in July 2007, and 33-1/3% in July 2008.

         4. Termination of Employment.

         (a) Except as provided in this Section, no amount shall be payable under the Award if the Executive has a Termination of Employment before a payment date under Section 3.

         (b) If an Executive has a Termination of Employment due to death or Disability during the Performance Period, that Executive shall become fully vested in a Pro Rata Award (as defined in paragraph (d) below) and such amount shall be paid in a cash lump sum as soon as administratively feasible after the Termination of Employment. If an Executive has a Termination of Employment due to death or Disability after the Performance Period but before payment of all amounts under this Award, any remaining amounts payable under the Award shall be paid in a cash lump sum as soon as administratively feasible.

         (c) If an Executive has a Termination of Employment (other than due to death or Disability) that entitles him or her to a "Pro Rata Annual Bonus" under that Executive's Employment Agreement during the Performance Period, that Executive shall become fully vested in a Pro Rata Award and such amount shall be paid in a cash lump sum during the seventh month after the Termination of Employment. If an Executive has a Termination of Employment (other than due to death or Disability) that entitles him or her to a Pro Rata Annual Bonus under that Executive's Employment Agreement after the Performance Period but before payment of all amounts under this Award, any remaining amounts payable under the Award shall be paid in a cash lump sum during the seventh month after the Termination of Employment.

         (d) For purposes of this Section 4, "Pro Rata Award" shall mean the product of the target Award amount multiplied by a fraction - the numerator of which is the number of months the Executive worked for the Company and its Subsidiaries during the Performance Period and the denominator of which is the total number of months during the Performance Period.

         5. Change of Control. In the event of a Change of Control during the Performance Period, the Executive shall become fully vested in the target Award and the amount payable as a result shall be paid in a cash lump sum as soon as administratively feasible after such Change of Control. In the event of a Change of Control after the end of the Performance Period but while amounts payable under the Award remain outstanding, that remaining amounts payable under Award shall be paid in a cash lump sum as soon as administratively feasible after such Change of Control.

         6. Nontransferability of Award. This Award shall not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

         7. Taxes and Tax Withholding. The Company or any Subsidiary or affiliate thereof is authorized to withhold from any payment relating to this Award amounts of withholding and other taxes due in connection with any transaction involving this Award, and to take such other action as shall be necessary to enable the Company and Executive to satisfy obligations for the payment of withholding taxes and other tax obligations relating to this Award. The Company shall also have the power and the right to deduct or withhold, or require the Executive to remit to the Company, an amount sufficient to satisfy any federal, state, and local taxes required by law to be withheld as a result of any taxable event arising in connection with this Award.

         8. Governing Law; Interpretation.

         (a) This Award shall be governed by and construed in accordance with the laws of the State of Delaware.

         (b) The Committee shall have final authority to interpret and construe the Award, to prescribe, amend and rescind rules and regulations, and to make any and all determinations, relating to this Award as it deems necessary or desirable for the administration of this Award, and its determinations and decisions shall be final, conclusive and binding upon the Company, the Executive and his legal representative in respect of any questions arising under this Award.

         (c) The Plan and this Award are intended, to the extent applicable, to satisfy the requirements of Sections 409A of the Code, and the Plan and this Award shall be interpreted in a manner consistent with the requirements thereof. Notwithstanding anything to the contrary, the Plan and this Award shall be administered in accordance with Section 409A of the Code to the extent applicable.

         9. Miscellaneous.

         (a) This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Executive.

         (b) The Award shall not interfere with or limit in any way the right of the Company to terminate any Executive's employment, nor confer upon any Executive any right to continue in the employ of the Company or any Subsidiary.

         (c) The failure of the Company to enforce at any time any provision of this Award shall in no way be construed to be a waiver of such provision or of any other provision hereof.

         10. Amendment. This Award may be amended or modified at any time by the Committee; provided, however, that except as provided in Section 3, no such amendment or modification adversely affecting any vested portion of the Award shall be effective unless the Committee shall have first obtained the written consent of the Executive.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Executive has hereunto set his or her hand, all as of the day and year set forth above.

                            [signature page follows]

                                     HAYES LEMMERZ INTERNATIONAL, INC.


                                     By:
                                         --------------------------------------
                                     Name:
                                     Title:


ACCEPTED:


--------------------------------------
[insert Executive's Name]

--------------------------------------

--------------------------------------

Address

                                   Exhibit A